                                                                    EXHIBIT C(2)

                         DISTRIBUTION SERVICES AGREEMENT

        This Agreement is made as of February 15, 2005 between Westport Financial Services, L.L.C, a Delaware corporation ("Broker"), and Connecticut General Life Insurance Company, a Connecticut corporation ("CG").

        Recitals.

CG issues certain variable annuity and variable life products ("Variable Contracts"), and has requested Broker to serve as distributor of the Variable Contracts.

Broker has agreed to serve as the distributor of the Variable Contracts.

        For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and in consideration of the mutual promises, conditions, and covenants hereinafter set forth, the parties agree as follows:

SECTION 1. DISTRIBUTION

        1.1 Variable Products. Contemporaneously herewith, Broker is entering into a Distribution Agreement (the "Variable Products Agreement") with CG on its behalf and on behalf of certain separate accounts ("Accounts") of CG, providing for distribution by Broker of certain variable annuity contracts and variable life insurance policies ("Variable Products") that are funded by the Accounts. Attached to the Variable Products Agreement as Attachment A is a list of all Accounts and attached hereto as Exhibit 1.1.A is a list of all current types of Variable Products. Attached hereto as Exhibit 1.1.B is a list of all broker-dealers ("Dealers") authorized to sell Variable Products.

        1.2 Compensation to Broker. For its services hereunder and under the Variable Products Agreement, CG shall pay Broker ONE HUNDRED THIRTY FIVE THOUSAND DOLLARS ($135,000) per year, payable in equal quarterly installments of $33,750, in arrears, within thirty days after the end of each calendar quarter. The quarterly installment shall be prorated for any period less than a full calendar quarter, based on the number of days in the quarter that this Agreement and the Variable Products Agreement were in effect.

        1.3 Covered Products. It is agreed that the products that Broker shall distribute during the term of this Agreement are limited to those identified in the exhibits to Sections 1.1 (the "Covered Products") unless, upon CG's written request, Broker agrees in its reasonable discretion to distribute any additional product pursuant to the Variable Products Agreement as the case may be.

SECTION 2. CIGNA REGISTERED REPRESENTATIVES

        2.1 CIGNA RRs. Broker agrees that qualified employees of CIGNA Corporation, the parent company of CG ("CIGNA") may become registered representatives of Broker ("CIGNA RRs") on and after the date hereof, and Broker shall maintain the CIGNA RRs as

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registered representatives of Broker. For purposes hereof, "qualified" means that an individual (i) is not subject to any condition that would disqualify him or her from associating with a registered broker-dealer under applicable law or from employment with Broker under Broker policy and (ii) is engaged in activities that require or permit him or her to be a registered representative. Based solely on CG's representation in Section 6.4 below, Broker acknowledges that all CIGNA RRs as of the date hereof, who are listed on Exhibit 2.1 attached hereto, are qualified as of the date hereof. If CG desires that additional employees become CIGNA RRs, it shall give Broker reasonable prior written notice and shall provide Broker with such information as may be necessary for Broker to determine that they are qualified, including without limitation such employees' completed and signed Form U-4. Broker shall make such determination promptly in accordance with the procedures used for Broker employees.

        2.2 Locations. CIGNA RRs shall be located only at the Office of Supervisory Jurisdiction and branch locations listed on Exhibit 2.2 attached hereto.

        2.3 Names. CIGNA RRs, shall, when acting as registered representatives, be identified in their business cards, stationery, and e-mail and other correspondence as registered representatives of Broker. Broker hereby grants to CG a non-transferable license to use the name Westport Financial Services, L.L.C. in connection with the offer and sale of the products covered by the Distribution Agreements during the term of this Agreement. In no event shall CG use any other trademark, service mark or logo or any corporate, trade or fictional name of Broker without Broker's prior written consent. It is further agreed that upon termination of this Agreement, the rights and privileges of CG to use such name, or any variation thereof, shall terminate and CG agrees immediately thereupon to cease to use (and to cause its affiliates to cease to use) such name.

        2.4 CIGNA Employees. CIGNA RRs shall at all time be employees solely of CIGNA and not Broker. CG shall be solely responsible for all compensation, benefits, hiring, termination and employment policies relating to the CIGNA RRs

        2.5 Covered Products. It is agreed that the activities of the CIGNA RRs, acting in the capacity of broker-dealer registered representatives, shall be limited exclusively to those pertaining to the offer and sale of Covered Products, and that during the term of this Agreement they shall engage in the offer or sale of no other securities or financial products, and shall conduct no other activity (including without limitation financial advisory, underwriting, private placement agent or investment banking services), the offer or sale or conduct of which is required to be effected by a broker or dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act"). The foregoing shall not be deemed to limit any activities of the CIGNA RRs in their capacity as employees of CIGNA Corporation that are not required to be conducted by a registered broker or dealer or its registered representatives.

        2.6 Facilities. It is agreed that during the term of this Agreement, CG shall provide to Broker and the CIGNA RRs, all facilities, furniture, equipment, supplies and services which CG may deem necessary for the CIGNA RRs to perform the services contemplated in this Agreement.

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SECTION 3. SUPERVISION

        3.1 Supervisory Structure. The supervisory structure of the CIGNA RRs, showing supervisory principals ("CIGNA SPs") and each CIGNA RR supervised, is shown on Exhibit 2.1 attached hereto. For purposes of this Agreement, Ian Glew is hereby designated as the CIGNA RR who shall serve as the senior supervisory principal (the "CIGNA SSP") to whom the other supervisory principals and, indirectly, the other CIGNA RRs, report. CG may, with Broker's prior approval, designate different CIGNA SPs and CIGNA SSP. Jeanne Heller is hereby designated as the Broker supervisory principal to whom the CIGNA SSP shall report. CG agrees that, in addition to the compliance policies and procedures referred to in Section 4.1 below, it shall cause the activities of the CIGNA RRs to continue to be conducted in accordance with CIGNA's business practices and standards in effect as of the date hereof and, in addition, the CIGNA RRs shall be required to comply with all reasonable written instructions of Broker pertaining to their activities within the scope of this Agreement.

        3.2 Supervision. The activities of the CIGNA RRS shall be diligently supervised by the CIGNA SSP and the CIGNA SPs in accordance with the policies and procedures of Broker and NASD Conduct Rule 3010 and other applicable law. Without limiting the foregoing, such supervisory personnel shall conduct meetings no less than annually with the CIGNA RRs whom they supervise, shall review all transactions and correspondence required to be reviewed in accordance with NASD Conduct Rule 3010 and shall ensure that the CIGNA RRs have all training that is necessary or appropriate to sell Covered Products.

        3.3 Associated Persons. Broker acknowledges that CIGNA employees who are not CIGNA RRs may be deemed to be associated persons of Broker within the meaning of NASD Membership and Registration Rule 1011(b). CG agrees that it shall be solely responsible for the activities of any such associated persons, and that the CIGNA SSP, CIGNA SPs and CIGNA RRs shall supervise their activities in accordance with the policies and procedures of BROKER and NASD Conduct Rule 3010 and other applicable law. Upon Broker's request, CG will provide a list of all such associated persons and cause such associated persons to be fingerprinted. The Broker shall subsequently submit such fingerprints to the NASD as a non-registered associate.

SECTION 4. COMPLIANCE, RECORDKEEPING, REPORTING AND LICENSING

        4.1 Compliance Manual. The Broker Compliance Manual and any associated procedures in effect as of the date hereof shall constitute the Broker Compliance Manual and shall govern the compliance responsibilities of the CIGNA RRs and associated persons. In the event that the Broker Compliance Manual is amended or supplemented or Broker desires that other Broker compliance policies be deemed applicable to the CIGNA RRs, it will be Broker's responsibility to communicate same to the CIGNA SSP, whereupon it will be CG's responsibility to ensure timely compliance therewith. Without limiting the foregoing, gift and entertainment activities of CIGNA RRs will be subject to Broker's policy and procedure, and marketing material for Covered Products will be supplied to Broker in advance for review and approval.

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        4.2 Recordkeeping. CG and Broker agree that the CIGNA RRs will be required to prepare, maintain and preserve on behalf of Broker all records required to be kept in accordance with the policies and procedures of Broker and the parties further agree that:

                (a) all such books, records, and reports will be prepared, maintained, and preserved in conformity with: (a) the requirements of
        Section 17 of the Exchange Act and Rules 17a-3 and 17a-4 promulgated thereunder; (b) the requirements of such other provisions of the federal securities laws and with rules and regulations thereunder that are applicable to the offer and sale of the products covered by the Distribution Agreements; and (c) the requirements of any applicable provisions of the rules and regulations of the NASD;

                (b) Upon termination of this Agreement, Broker will give CG access to and provide (or cause to be provided) copies of all such books and records related to the securities activities of the branches and the CIGNA RRs that CG may reasonably request for the maintenance it its records. Notwithstanding the above, CG shall provide the facilities to make such copies.;

                (c) CG will permit (or cause to be permitted) examination of such books and records at any time or from time to time during business hours by Broker, the SEC, the NASD or other regulatory agencies and Broker's independent public accountants, and will furnish promptly to Broker or any such regulator or accountants, true, correct, complete, and current copies of all or any part of such books and records. CG also shall maintain its own books and records pertaining to the offer and sale of the products covered by the Distribution Agreement in conformity with the requirements of federal and state laws and the rules and regulations of all appropriate regulatory agencies and Broker shall have a right to inspect such books and records at any time or from time to time during business hours; and

                (d) In the event of any regulatory or governmental examination, inquiry, investigation or proceeding (an "Inquiry") with respect to Broker that relates to activities or matters subject to this Agreement, CG will cooperate fully with Broker for purposes of preparing for and responding to the Inquiry (including without limitation by making available personnel and obtaining and providing documents and information) and will cooperate fully with any requests or instructions of the relevant regulatory or governmental authority conducting the Inquiry.

        4.3 Reporting. CG shall cause to be provided to Broker on a timely basis all information required in order to permit Broker to prepare and file FOCUS reports and other required regulatory filings and to prepare its financial statements. CG shall promptly notify Broker of (i) any Inquiry with respect to Broker and (ii) any Inquiry with respect to CIGNA that relates to activities or matters subject to this Agreement, of which CIGNA becomes aware. CG shall also promptly notify Broker of any complaint received by CIGNA with respect to any CIGNA RR or a Covered Product; termination of employment of any CIGNA RR; rejection of any application for NASD or state securities registration or insurance licensing for any CIGNA

RR; or any violation of applicable law or regulation or Broker or Broker policy of which CIGNA becomes aware.

        4.4 Licensing. CG shall provide Broker from time to time with information concerning the activities of the CIGNA RRs sufficient to enable Broker to make, maintain and renew the registration of each CIGNA RR with the NASD and the state securities commission of each state wherein his or her activities require registration, and Broker shall maintain and renew such registrations. GC shall ensure that, at all times, each CIGNA RR who offers or sells Variable Products is appropriately licensed to sell insurance and in good standing with the state insurance commission of each state wherein his or her activities require licensing. NASD and state securities registrations for CIGNA RRs shall be effected by Broker and state insurance licensing shall be effected by CG. Broker shall be entitled at its option to determine that NASD or state securities registration or insurance licensing is required in a particular case. CG agrees to provide promptly to Broker any necessary information and CG's approval or instructions with respect to any Form U-4 or U-5 filing that is required to be made with respect to a CIGNA RR and Broker shall be entitled to rely thereon. Absent comment or instructions, any proposed Form U-4 or U-5 filing submitted by Broker to CG for approval shall be deemed approved ten (10) business days after it is sent to CG.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BROKER

Broker warrants and represents as follows:

        5.1 Broker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Broker has all requisite corporate power and authority to enter into and perform this Agreement and consummate the transactions contemplated hereby. Broker is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business, or its ownership or leasing of property, requires such qualification.

        5.2 The execution and delivery of this Agreement by Broker, the performance by it of its obligations hereunder, and the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of Broker. This Agreement will be a valid and binding obligation of Broker, enforceable against Broker in accordance with its terms, except as such enforceability may be limited by equitable principles and pursuant to bankruptcy, insolvency and similar laws.

        5.3 There is no judgment, order, injunction or decree of any court, governmental authority or regulatory agency to which Broker is subject that would materially and adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF CG

CG represents and warrants as follows:

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        6.1 CG is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. CG has all requisite corporate power and authority to enter into and perform this Agreement and consummate the transactions contemplated hereby. CG is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business, or its ownership or leasing of property, requires such qualification.

        6.2 The execution and delivery of this Agreement by CG, the performance by it of its obligations hereunder, and the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of CG. This Agreement will be a valid and binding obligation of CG, enforceable against CG in accordance with its terms, except as such enforceability may be limited by equitable principles and pursuant to bankruptcy, insolvency and similar laws.

        6.3 There is no judgment, order, injunction or decree of any court, governmental authority or regulatory agency to which CG is subject that would materially and adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement.

        6.4 Each CIGNA RR is qualified (as defined in Section 2.1) and is registered and in good standing with the NASD and the state securities commission of each state wherein his or her activities require registration. Each CIGNA RR who offers or sells Variable Products is appropriately licensed and appointed to sell insurance and in good standing with the state insurance commission of each state wherein his or her activities require licensing. The Form U-4 of each CIGNA RR is complete and up-to-date and does not contain a misstatement or omit to state a fact necessary to make the statements made therein not misleading. There are no outstanding restrictions on the activities of any CIGNA RR associated persons imposed by the NASD, the SEC or any state securities or insurance commission.

SECTION 7. INDEMNIFICATION

        7.1 Indemnification by CG. CG agrees to indemnify and hold harmless Broker and its affiliates and their directors, officers and employees at all times from and after the date hereof against and in respect of any and all claims, liabilities, losses, damages, assessments, judgments, costs and expenses, including reasonable attorney's fees (but in no event consequential, punitive or incidental damages or losses) (collectively, "Damages"), caused by, resulting from or arising out of:

                (a) actions or omissions of CG and its affiliates including without limitation the CIGNA RRs in connection with the Distribution Agreement; or

                (b) breach by CG of (i) any representation or warranty of CG under this Agreement or (ii) any covenant or agreement made by CG herein or any agreement entered into by CG in connection herewith (for purposes hereof, breach of any

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        representation, warranty, covenant or agreement with respect to CIGNA shall be deemed a breach by CG); or

                (c) (i) the employment, terms of employment or termination of employment of any CIGNA RR, or (ii) any statements on the Form U-4 or U-5 of any CIGNA RR filed with the approval or on instructions of CG.

        7.2 Indemnification by Broker. Broker agrees to indemnify and hold harmless CG and its affiliates and their directors, officers and employees harmless at all times from and after the date hereof against and in respect of all Damages caused by, resulting from or arising out of the following:

                (a) failure of Broker to maintain its registration as a broker-dealer with (i) the SEC or (ii) any state securities commission registration with which is required to effect the offer and sale of the Covered Products;

                (b) failure of Broker to maintain the net capital required pursuant to SEC Rule 15c3-1;

                (c) actions or omissions of Broker and its affiliates including without limitation Broker employees in connection with the Distribution Agreements; or

                (d) breach by Broker of (i) any representation or warranty of Broker under this Agreement or (ii) any covenant or agreement made by Broker herein or any agreement entered into by Broker in connection herewith.

        7.3 Notice to the Indemnitor. Within a reasonable period after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnitor (the "Indemnitor") under this Agreement, an indemnified party (the "Indemnified Party") shall notify the Indemnitor in writing of such claim in a timely manner and, with respect to claims by third parties, advise the Indemnitor whether the Indemnified Party intends to contest same; provided, however, that an Indemnified Party's failure to give timely notice to an Indemnitor shall not constitute a defense (in whole or in part) to any claim for indemnification by such Indemnified Party unless, and only to the extent that, such failure results in prejudice to the Indemnitor.

        7.4 Rights of Parties to Settle or Defend. The Indemnitor shall have the right, at its own expense, to contest and defend against such claim. Should the Indemnitor so elect to assume the defense of such claim, the Indemnitor shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party while the Indemnitor continues to defend that claim. The Indemnified Party shall make available to the Indemnitor and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. If the Indemnitor has elected to contest such claim, the Indemnified Party shall have the right to be represented, at all stages and at its own expense, by counsel selected by the Indemnified Party. The party defending any such claim shall be furnished all reasonable assistance in connection therewith by

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the other party. If the Indemnitor chooses to defend any such claim, the
Indemnified Party will agree to any settlement, compromise or discharge of such claim which provides solely for the payment of money damages and which the Indemnitor may recommend and which by its terms obligates the Indemnitor to pay the full amount of the liability in connection with such claim. If the Indemnitor fails forthwith to defend, settle or pay any such third party claim within ten (10) days after the Indemnitor has received written notice from the Indemnified Party or after receiving such notification from the Indemnified Party, the Indemnitor fails to continue to defend, settle or pay such claim, then the Indemnified Party may take any and all reasonable action to defend or dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion.

        7.5 Reimbursement. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnitor or at the time the amount of any liability on the part of the Indemnified Party under this Section is determined, the Indemnitor shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity claim. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnitor for reimbursement in the amount of its indemnity claim. For purposes hereof the Indemnity claim shall include the amounts so paid (including reasonable attorneys' fees) and interest on the foregoing items at the rate of the legal rate applicable to outstanding judgments in the jurisdictions involved from the date the obligation is due from the Indemnitor to the Indemnified Party as hereinabove provided, until the Indemnity claim shall be paid.

        7.6 Limitations on Indemnification. No indemnification claim may be made by any Indemnified Party under this Agreement until the aggregate amount of all bona fide indemnifiable claims of such Indemnified Party against any applicable Indemnitor exceeds $25,000, in which event the Indemnified Party may assert indemnification claims hereunder in respect of all Damages (including Damages in respect of the first $25,000 in Damages incurred). In the case of a class action suit, the claims of the class shall be aggregated for purposes hereof. Notwithstanding the foregoing, all amounts required to be paid by CIGNA pursuant to Section 1.3 of this Agreement shall be payable on demand when and as they arise and without regard to the foregoing threshold.

         7.7 Other Agreements. The provisions of this Agreement with respect to indemnification shall be in addition to and shall not limit or otherwise affect the interpretation or operation of the provisions of any other agreement to which CIGNA and Broker are parties, including without limitation: (i) Section 10 of the Variable Products Agreement and (ii) Article VII of the Purchase Agreement.

SECTION 8. CONTENTS OF AGREEMENT

        This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. This Agreement shall not be amended except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

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SECTION 9. ASSIGNMENT AND BINDING EFFECT

        This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

SECTION 10. TERM OF AGREEMENT

        This Agreement shall remain in effect until (i) CG elects to terminate this Agreement upon at least ten (10) days' prior written notice to Broker or
(ii) termination of the Variable Products Agreement in accordance with the terms thereof. Notwithstanding termination, Sections 4.2, 4.3 and 7 of this Agreement shall survive such termination and shall remain in effect for five (5) years.

SECTION 11. WAIVER

        Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

SECTION 12. NOTICES

        Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if: (i) delivered to the party personally or sent to the party by telegram, by overnight courier service or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below; or (ii) telecopied or e-mailed if confirmed in writing within three (3) days of transmission:

        If to CG:

                Connecticut General Life Insurance Company
                280 Trumbull Street
                Hartford, CT 06103
                Attn: Investment Law Department
                Fax: (860) 757.7581

        If to Broker:

                Westport Financial Services, L.L.C.
                39 Old Ridgebury Road
                Suite 5
                Danbury, CT 06810
                Attn: [             ]
                Fax: (203) [        ]
or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed, telecopied or e-mailed, or three days after the date so mailed.

SECTION 13. SEVERABILITY

        If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 14. GOVERNING LAW

        This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Connecticut as applied to contracts made and fully performed in such state, without regard to its conflict of laws provisions.

SECTION 15. NO BENEFIT TO OTHERS

        The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective affiliates, successors and assigns and they shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

SECTION 16. SECTION HEADINGS

        All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 17. COUNTERPARTS

        This Agreement, any other agreement specified herein and any certificates specified herein may be executed in two or more counterparts, each of which shall be deemed an original, and each of CG and Broker may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of any counterpart hereof to produce or account for any of the other counterparts.

        In Witness Whereof, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.

                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      By: /S/ Ian Glew
                                          Name: Ian Glew
                                          Title: Vice President

                                      WESTPORT FINANCIAL SERVICES, L.L.C.

                                      By: /S/ Jeanne R. Heller
                                          Name:  Jeanne R. Heller
                                          Title: President

                                  EXHIBIT 1.1A

        Privately Placed Variable Universal Life - Group

        Privately Placed Variable Universal Life - Individual

        Privately Placed Variable Annuity - Individual (settlement option only)

        Registered Variable Universal Life - Individual

        Registered Variable Universal Life - Group

                                  EXHIBIT 1.1B

                              List of COLI Dealers
        ---------------------------------------------------------------
        American General Securities, Inc.                        133871
        ---------------------------------------------------------------
        Aon Consulting, Inc.                                     127053
        ---------------------------------------------------------------
        AXA Network, LLC                                         127365
        ---------------------------------------------------------------
        Bysis                                                    116147
        ---------------------------------------------------------------
        Clarke Bardes Securities, Inc.                           048889
        ---------------------------------------------------------------
        Clarke/Bardes Financial Services, Inc.                   133984
        ---------------------------------------------------------------
        CMS Investment Resources, Inc.                           136282
        ---------------------------------------------------------------
        CRG Financial Services                                   022212
        ---------------------------------------------------------------
        Deutsche Bank Securities, Inc.                           103904
        ---------------------------------------------------------------
        Eneric Financial Services                                131614
        ---------------------------------------------------------------
        First Heartland Capital, Inc.                            049196
        ---------------------------------------------------------------
        Franklin Financial Services Corporation                  119492
        ---------------------------------------------------------------
        FSC Securities Corporation                               131533
        ---------------------------------------------------------------
        Huntleigh Securities Corporation                         132359
        ---------------------------------------------------------------
        Jefferson Pilot                                          128708
        ---------------------------------------------------------------
        Johnson & Higgins Securities, Inc.                       016604
        ---------------------------------------------------------------
        Lincoln Financial Advisors Corp.                         049988
        ---------------------------------------------------------------
        M Holding Securities, Inc.                               129217
        ---------------------------------------------------------------
        MAG Financial, Inc.                                      048499
        ---------------------------------------------------------------
        Main Street Management Company                           137806
        ---------------------------------------------------------------
        MAP Securities, Inc.                                     127848
        ---------------------------------------------------------------
        Marsh & McLennan Securities Corporation                  049652
        ---------------------------------------------------------------
        Marsh Insurance & Investments Corporation                133208
        ---------------------------------------------------------------
        MCG Equities LLC                                         046873
        ---------------------------------------------------------------
        Mecklenburg Securities Corp.                             049186
        ---------------------------------------------------------------
        Merrill Lynch Pierce Fenner & Smith                      136204
        ---------------------------------------------------------------
        MML Investors Services, Inc.                             123087
        ---------------------------------------------------------------
        Multi-Financial Securities                               135425
        ---------------------------------------------------------------
        Mutual Services Corporation                              047596
        ---------------------------------------------------------------
        Nathan & Lewis Securities, Inc.                         013705
        ---------------------------------------------------------------
        New England Securities                                   135141
        ---------------------------------------------------------------
        Newport Group Securities                                 119229
        ---------------------------------------------------------------
        NFP Securities, Inc.                                     135531
        ---------------------------------------------------------------
        Northwestern Mutual Investment Services, LLC             135723
        ---------------------------------------------------------------
        Ogilvie Security Advisors Corp                           130831
        ---------------------------------------------------------------
        One Securities Corp.                                     017173
        ---------------------------------------------------------------
        Pro Equities, Inc.                                       128718
        ---------------------------------------------------------------
        Prudential Securities Incorporated                       135057
        ---------------------------------------------------------------
        Robert W. Baird Co. Inc.                                 122330
        ---------------------------------------------------------------
        Schoenke & Associates Securities Corporation             048810
        ---------------------------------------------------------------
        TBG Financial & Insurance Services Group                 134571
        ---------------------------------------------------------------
        The Leaders Group                                        122791
        ---------------------------------------------------------------
        Westminster Financial Securities, Inc.                   137308
        ---------------------------------------------------------------
        Westport Financial Services                              049903
        ---------------------------------------------------------------

                                   EXHIBIT 2.1

                        CIGNA Registered Representatives

------------------------------------------------------------------------------------
Last Name        First Name    Department   City      State    Supervisor
------------------------------------------------------------------------------------
Gilchrist      Andrea        COLI         Hartford   CT      Lauren Willerton
------------------------------------------------------------------------------------
Glew           Ian           COLI         Hartford   CT      Jeanne Heller
------------------------------------------------------------------------------------
Louro          Jorge         COLI         Hartford   CT      Lauren Willerton
------------------------------------------------------------------------------------
Skripol        Robert        COLI         Hartford   CT      Lauren Willerton
------------------------------------------------------------------------------------
Willerton      Lauren        COLI         Hartford   CT      Ian Glew
------------------------------------------------------------------------------------
Baily          Julie         GVUL         Bethlehem  PA      Michelle Jones-Belgrave
------------------------------------------------------------------------------------
Donegan        Jacquelyn     GVUL         Bethlehem  PA      Michelle Jones-Belgrave
------------------------------------------------------------------------------------
Jones-Belgrave Michelle      GVUL         Bethlehem  PA      Ian Glew
------------------------------------------------------------------------------------
Lanshe         Linda         GVUL         Bethlehem  PA      Michelle Jones-Belgrave
------------------------------------------------------------------------------------

                                   EXHIBIT 2.2

        Location of Office of Supervisory Jurisdiction and Branch Offices

Office of Supervisory Jurisdiction
280 Trumbull Street, Hartford, CT 06103

Branch Offices
1601 Chestnut Street, Philadelphia, PA 19192
1455 Valley Center Parkway, Bethlehem, PA 18017
900 Cottage Grove Road, Bloomfield, CT 06002